MAY 1, 1999
                                                                              NY
                       SUPPLEMENT NO. 1 TO PROSPECTUS FOR
                    BOSTON CAPITAL TAX CREDIT FUND IV L.P.
                                     DATED
                                  MAY 1, 1999

                  (SUPPLEMENT OFFERING BCTC IV SERIES 35 AND
                 IDENTIFYING CERTAIN ANTICIPATED INVESTMENTS)

This Supplement is part of, and should be read in conjunction with, Boston Capital's Prospectus. Capitalized terms used herein but not defined have the meanings ascribed to them in the Prospectus.

Series 35's Purpose--

o to invest in other limited partnerships that will each develop, own and operate an apartment complex used as low and moderate income housing.


Terms of Offering--

o Series 35 is offering at least 250,000 ($2.5 million) and up to 4,000,000 ($40 million) Beneficial Assignee Certificates that are the equivalent of limited partnership interests in Series 35;

o the price of the certificates is $10 a piece with a minimum investment of $5,000;

o    this offering will end no later than December 31, 1999; and

o your money will be held in escrow until at least 250,000 certificates are sold.

Series 35's Investors Will Receive--

o    federal housing tax credits;

o    tax losses that can offset passive income from any other investments; and

o    profits, if any, from the sale of the apartment complexes.

           Prior Performance of Boston Associates and Its Affiliates

Boston Capital Tax Credit Fund IV L.P. ("Boston Capital") has issued other series in other offerings--Series 20 to Series 34. Boston Capital has issued a total of 49,295,559 certificates, raised $492,656,500 and admitted 27,705 investors within Series 20 through 34, and may still sell up to $117,343,500 to the public if all the certificates in Series 35 are sold. See "Prior Performance of Boston Associates and Its Affiliates" in the Prospectus for information about Series 20 through 32.

Boston Capital received orders for a total of $3,530,319 Series 34 certificates ($35,283,000), and issued the last of these certificates on February 11, 1999. The fees paid as of February 11, 1999 to Boston Capital and affiliates for Series 34 totaled $4,163,394. No additional Series 34 certificates will be offered.

As of April 30, 1999, Boston Capital has issued 1,300,500 Series 35 certificates ($13,005,000). The initial monies placed into escrow have been released because more than 250,000 certificates ($2.5 million) have been sold.

                Investment Objectives and Acquisition Policies

Series 35's principal business is to invest, as a limited partner, in other limited partnerships (the "operating partnerships"), each of which will develop, own and operate an apartment complex which is expected to qualify for federal housing tax credits in order to achieve the investment goals set forth in the Prospectus.

The attainment of Series 35's investment objectives will depend on many factors, including the ability of Boston Associates to select suitable investments on a timely basis, the timely completion and successful management of such investments and future economic conditions in the United States. Accordingly, there can be no assurance that Series 35 will meet its investment objectives.

                            Anticipated Investments

Series 35 expects to invest in the ten operating partnerships described below. Each operating partnership will use a significant part of the funds invested by Series 35 to pay fees to the operating general partners. See the table entitled "Terms of Investment in Operating Partnerships" in this Supplement.

While Boston Associates believes that Series 35 is reasonably likely to acquire interests in the apartment complexes described below, it may not be able to do so. Before any acquisition is made, Boston Associates will complete its due diligence review as to the operating partnership and its apartment complex. This process will include the review and analysis of information concerning, among other matters, market competition and environmental factors. If any significant adverse information is obtained by Boston Associates, either action will be taken to mitigate the adverse factor(s), or the acquisition will not be made. It is also possible that the acquisition terms may differ significantly from those described below. Accordingly, investors should not rely on the ability of Series 35 to invest in these apartment complexes or under the described investment terms in deciding whether to invest in Series 35. If Series 35 raises the entire $40 million, the anticipated acquisition of the operating partnership interests, described below, will represent approximately 81% of the total money which Series 35 currently expects to spend.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Because Series 35 is currently in the offering phase, it has no material assets or any operating history. Series 35 expects to acquire interests in the following ten operating partnerships, all of which are to be newly constructed:

Partnership                                      Operating General Partner(s)
----------------------------------------------   -----------------------------
1. Ashton Cove L.P.                              William J. Rea;
   (the "Ashton Cove Partnership")               Michael H. Godwin;
                                                 R. Ryan Holmes

2. Tennessee Partners XII L.P.                   J.H. Thames, Jr.;
   (the "Autumn Park Partnership")               Chip Triplett

3. Brazoswood L.P.                               Sally Gaskin
   (the "Brazoswood Partnership")

4. Columbia Woods L.P.                           Noel Khalil
   (the "Columbia Woods Partnership")

5. Mulvane Housing L.P.                          Midland Residential Ventures
   (the "Country Walk Partnership")

6. Cypress Point L.P.                            Campbell, Hogue & Associates
   (the "Cypress Point Partnership")

7. New Caney Housing Ltd.                        Houston Our House, Inc.;
   (the "Garden Gates Partnership")              East Montgomery Housing LLC

8. Hillside Terrace L.P.                         Home Properties
   (the "Hillside Terrace Partnership")

9. Riverwalk Homes II LLC                        Gorman & Company, Inc.
   (the "Riverwalk Partnership")

10. Washington Courtyards L.P.                   Texas InterfaithHousing
   (the "Washington Courtyards Partnership")      Corporation;
                                                 Avenue Community
                                                  Development Corporation

None of the operating general partners or the management companies are affiliated with Boston Associates. Construction has begun on Ashton Cove, Autumn Park, Country Walk, Garden Gates, Hillside Terrace and Riverwalk Apartments.

Permanent mortgage loan financing for the apartment complexes will be provided from a variety of sources. Boston Associates believes that each of the apartment complexes will have adequate property insurance. The tables included in this Supplement describe in greater detail information concerning the apartment complexes and the anticipated terms of investment in each operating partnership.

INFORMATION CONCERNING THE APARTMENT COMPLEXES
                                          Basic       Government
Partnership      Location      Number     Monthly     Assistance
Name             of Property   of Units   Rents (1)   Anticipated
---------------- ------------- ---------- ----------- ---------------------
1. Ashton Cove   Kingsland,        72     $270 1BR    HOME Investment
   Partnership   Georgia                  $330-       Partnerships
                                          $340 2BR    Program
                                          $390 3BR
2. Autumn Park   Dickson,         104     $407-       Tennessee Housing
   Partnership   Tennessee                $440 1BR    Development
                                          $482-       Agency 1998 Tax
                                          $535 2BR    Exempt Multi-family
                                          $610 3BR    Bond Authority
                                                      Program
3. Brazoswood    Clute,            72     $400-       Federal Housing Tax
   Partnership   Texas                    $440 1BR    Credits
                                          $440-
                                          $560 2BR
                                          $575-
                                          $650 3BR

INFORMATION CONCERNING THE APARTMENT COMPLEXES
                 Permanent                Mortgage   Annual                           Annual
Partnership      Mortgage                 Interest   Reserve      Management          Management
Name             Loan (2)                 Rate       Amount (3)   Agent               Fee
---------------- ------------------------ ---------- ------------ ------------------- -----------------
1. Ashton Cove   Georgia                  1%         $14,400      Ambling             6% of net rental
   Partnership   Department of                                    Management          income
                 Community Affairs                                Company
                 $1,993,000
                 (4)
2. Autumn Park   Dickson Health and       5%         $20,800      Park Management     6% of net rental
   Partnership   Educational                                                          income
                 Facilities Board
                 $5,000,000
                 (5)
3. Brazoswood    General Electric         8.5%       $15,200      Orion Real Estate   6% of net rental
   Partnership   Capital Corporation                                                  income
                 $1,846,000
                 (6)

-----------------
1  Exclusive of utilities, unless indicated otherwise.

2 Except as and to the extent noted in the following footnote, the terms of all permanent mortgage loans, described in the following footnotes, which have a term to maturity which is shorter than the term employed for the amortization schedule provide or are expected to provide that the entire outstanding balance of principal of and interest on such permanent mortgage loan shall be due and payable in full at the maturity of such mortgage loan.

3 Amount deposited annually by the operating partnership to its Capital Reserves Account for future capital improvements or capital replacements.

4 The terms of the Ashton Cove Partnership's anticipated permanent first mortgage loan in the amount of $1,993,000 are expected to include a term of 20 years, an interest rate of 1% and payments of principal and interest on the basis of a 30-year amortization schedule.

5 The terms of the Autumn Park Partnership's anticipated permanent first mortgage loan in the amount of $5,000,000 are expected to include a term of 30 years, an interest rate of 5% and payments of principal and interest on the basis of a 30-year amortization schedule.

6 The terms of the Brazoswood Partnership's anticipated permanent first mortgage loan in the amount of $1,846,000 are expected to include a term of 15 years, an interest rate of 8.5% and payments of principal and interest on the basis of a 30-year amortization schedule.

                 INFORMATION CONCERNING THE APARTMENT COMPLEXES

                                              Basic      Government
Partnership         Location       Number     Monthly    Assistance
Name                of Property    of Units   Rents      Anticipated
------------------- -------------- ---------- ---------- ---------------------
4. Columbia Woods   Newnan,           120     $450-      Federal Housing Tax
   Partnership      Georgia                   $475 1BR   Credits
                                              $535-
                                              $575 2BR
                                              $615-
                                              $675 3BR
5. Country Walk     Mulvane,           68     $380-      Federal Housing Tax
   Partnership      Kansas                    $425 1BR   Credits
                                              $225-
                                              $540 2BR
                                              $575-
                                              $625 3BR
6. Cypress Point    Casa Grande,      104     $282-      Federal Housing Tax
   Partnership      Arizona                   $463 1BR   Credits
                                              $444-
                                              $635 2BR
7. Garden Gates     New Caney,         32     $418-      Federal Housing Tax
   Partnership      Texas                     $510 1BR   Credits
                                              $503-
                                              $621 2BR
                                              $578-
                                              $706 3BR

                 INFORMATION CONCERNING THE APARTMENT COMPLEXES

                    Permanent            Mortgage   Annual                     Annual
Partnership         Mortgage             Interest   Reserve   Management       Management
Name                Loan                 Rate       Amount    Agent            Fee
------------------- -------------------- ---------- --------- ---------------- -----------------
4. Columbia Woods   Bank of America       8%        $24,000   Affordable       6% of net rental
   Partnership      $3,905,000                                Housing          income
                    (7)                                       Partnership
5. Country Walk     General Motors        8.5%      $13,600   Midland          6% of net rental
   Partnership      Acceptance                                Management       income
                    Corporation
                    $1,800,000
                    (8)
6. Cypress Point    Llama Capital         8%        $20,800   Campbell-Hogue   6% of net rental
   Partnership      $2,700,000                                Management       income
                    (9)
7. Garden Gates     Llama Capital         8.12%      $6,400   LCJ Management   6% of net rental
   Partnership      $731,000                                  Inc.             income
                    (10)

-----------------

7 The terms of the Columbia Woods Partnership's anticipated permanent first mortgage loan in the amount of $3,905,000 are expected to include a term of 30 years, an interest rate of 8% and payments of principal and interest on the basis of a 30-year amortization schedule.

8 The terms of the Country Walk Partnership's anticipated permanent first mortgage loan in the amount of $1,800,000 are expected to include a term of 15 years, an interest rate of 8.5% and payments of principal and interest on the basis of a 20-year amortization schedule.

9 The terms of the Cypress Point Partnership's anticipated permanent first mortgage loan in the amount of $2,700,000 are expected to include a term of 30 years, an interest rate of 8% and payments of principal and interest on the basis of a 30-year amortization schedule.

10 The terms of the Garden Gates Partnership's anticipated permanent first mortgage loan in the amount of $731,000 are expected to include a term of 30 years, an interest rate of 8.12% and payments of principal and interest on the basis of a 30-year amortization schedule.

                 INFORMATION CONCERNING THE APARTMENT COMPLEXES

                                                 Basic      Government
Partnership           Location        Number     Monthly    Assistance
Name                  of Property     of Units   Rents      Anticipated
--------------------- --------------- ---------- ---------- ---------------------
8.  Hillside Terrace  Poughkeepsie,      64      $498-      HOME Investment
    Partnership       New York                   $603 1BR   Partnerships
                                                 $598-      Program
                                                 $724 2BR
                                                 $690 3BR
9.  Riverwalk         Sheboygan,         20      $230-      Federal Housing Tax
    Partnership       Wisconsin                  $425 1BR   Credits
                                                 $471-
                                                 $495 2BR
10. Washington        Houston,           74      $432-      Affordable
    Courtyards        Texas                      $600 1BR   Housing Program
    Partnership                                  $524-
                                                 $720 2BR
                                                 $608-
                                                 $825 3BR

                 INFORMATION CONCERNING THE APARTMENT COMPLEXES

                      Permanent                    Mortgage   Annual                       Annual
Partnership           Mortgage                     Interest   Reserve   Management         Management
Name                  Loan                         Rate       Amount    Agent              Fee
--------------------- ---------------------------- ---------- --------- ------------------ -----------------
8.  Hillside Terrace  Home Properties              8.25%      $12,800   Conifer Realty     6% of net rental
    Partnership       $1,600,000 (11)(a)                                                  income
                      Dutchess County
                      $214,000                     1%
                      (11)(b)
9.  Riverwalk         Llama Capital                8%          $3,000   Gorman &           6% of net rental
    Partnership       $460,000                                          Company, Inc.      income
                      (12)
10. Washington        Southwest Bank               7.35%      $14,800   Texas Interfaith   5% of net rental
    Courtyards        $2,900,000                                        Management         income
    Partnership       (13)(a)                                           Corporation
                      Federal Home                 5.7%
                      Loan Bank
                      $88,000
                      (13)(b)

-----------------

11 (a) The terms of the Hillside Terrace Partnership's anticipated permanent first mortgage loan in the amount of $1,600,000 are expected to include a term of 30 years, an interest rate of 8.25% and payments of principal and interest on the basis of a 30-year amortization schedule.

   (b) The terms of the Hillside Terrace Partnership's anticipated permanent second mortgage loan in the amount of $214,000 are expected to include a term of 30 years, an interest rate of 1% and payments of principal and interest on the basis of a 30-year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

12 The terms of the Riverwalk Partnership's anticipated permanent first mortgage loan in the amount of $460,000 are expected to include a term of 30 years, an interest rate of 8% and payments of principal and interest on the basis of a 30-year amortization schedule.

13 (a) The terms of the Washington Courtyards Partnership's anticipated permanent first mortgage loan in the amount of $2,900,000 are expected to include a term of 30 years, an interest rate of 7.35% and payments of principal and interest on the basis of a 30-year amortization schedule.

   (b) The terms of the Washington Courtyards Partnership's anticipated permanent second loan in the amount of $88,000 are expected to include a term of 15 years, an interest rate of 5.7% and payments of principal and interest on the basis of a 15-year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 15-year term.

                 TERMS OF INVESTMENT IN OPERATING PARTNERSHIPS

                                 Ownership
                                 Interest(%)
                                 Profits,
                                 Losses,          Operating
                  BCTC IV        Credit/Net       General
Partnership       Capital        Cash Flow/       Partner        Operating Deficit
Name              Contribution   Backend          Contribution   Guarantee
----------------- -------------- ---------------- -------------- ---------------------
 1. Ashton Cove   $2,664,000      100/20/50       $100           $300,000 in the
    Partnership                                                  aggregate for
                                                                 3 years
 2. Autumn        $1,637,797      100/10/20       $100           $250,000 in the
    Park                                                         aggregate for
    Partnership                                                  3 years
 3. Brazoswood    $3,074,829      100/20/20       $100           Unlimited in
    Partnership                                                  amount for
                                                                 3 years
 4. Columbia      $4,676,332      100/15/35       $100           Unlimited in
    Woods                                                        amount for
    Partnership                                                  3 years
 5. Country       $1,958,266      100/20/20       $100           Unlimited in
    Walk                                                         amount for
    Partnership                                                  3 years
 6. Cypress       $2,729,617      100/10/20       $100           Unlimited in time
    Point                                                        and amount
    Partnership
 7. Garden        $1,010,439      100/20/99       $100           $350,000 in the
    Gates                                                        aggregate for
    Partnership                                                  4 years
 8. Hillside      $4,008,673      90/9/27         $100           Unlimited in time
    Terrace                                                      and amount
    Partnership
 9. Riverwalk     $1,354,094      99.99/20/20     $100           Unlimited in time
    Partnership                                                  and amount
10. Washington    $  606,140      30/3/6          $100           Unlimited in
    Courtyards                                                   duration for
    Partnership                                                  $485,000 in the
                                                                 aggregate

                 TERMS OF INVESTMENT IN OPERATING PARTNERSHIPS

                                  Fund's                             Annual
                                  Approximate      Development       Partnership    Asset
                  Operating       Average Annual   Fee/Other         Management     Management
Partnership       Partnership's   Anticipated      Distributions     Fee to         Fee to Boston
Name              Credit Base     Federal Credit   to Operating GP   Operating GP   Associates
----------------- --------------- ---------------- ----------------- -------------- --------------
 1. Ashton Cove   $4,437,000      $360,000           $573,000         $6,000         $6,000
    Partnership
 2. Autumn        $6,230,000      $217,406           $221,324        $15,000         $5,000
    Park
    Partnership
 3. Brazoswood    $5,235,000      $415,517           $682,800         $7,600         $7,600
    Partnership
 4. Columbia      $7,829,000      $631,937         $1,090,000        $12,000        $12,000
    Woods
    Partnership
 5. Country       $3,181,000      $264,631           $339,000         $6,000         $6,000
    Walk
    Partnership
 6. Cypress       $4,401,000      $368,867           $460,000        $10,400        $10,400
    Point
    Partnership
 7. Garden        $1,676,000      $136,546           $219,000         $3,000         $3,000
    Gates
    Partnership
 8. Hillside      $7,394,000      $541,713           $745,000         $5,000         $5,000
    Terrace
    Partnership
 9. Riverwalk     $2,206,000      $183,000           $221,000         $2,000         $2,000
    Partnership
10. Washington    $3,431,000       $79,755           $544,000         $3,000         $3,000
    Courtyards
    Partnership

THE ASHTON COVE PARTNERSHIP
(Ashton Cove Apartments)

Ashton Cove Apartments is a 72-unit apartment complex for families which is being constructed on North Gross Road between Middle School Road and East King Avenue in Kingsland, Georgia. Ashton Cove Apartments will consist of 18 one-bedroom units, 38 two-bedroom units and 16 three-bedroom units contained in 10 buildings. The complex will offer a function building, pool, playground and central laundry facilities.

Individual units will contain a refrigerator, range with hood, dishwasher, disposal, air conditioning and a patio or porch.

Construction of Ashton Cove Apartments began in March, 1999. The operating general partners anticipate that construction completion and occupancy will occur as follows:

 Number of Units    Completion          Number of Units    Rent-Up
-----------------   ----------------   -----------------   ---------------
        18          November, 1999            12           January, 2000
        18          December, 1999            12           February, 2000
        18          January, 2000             12           March, 2000
        18          February, 2000            12           April, 2000
                                              12           May, 2000
                                              12           June, 2000

THE AUTUMN PARK PARTNERSHIP
(Autumn Park Apartments)

Autumn Park Apartments is a 104-unit apartment complex for families which is being constructed on Cowan Road and Beasley Drive in Dickson, Tennessee. Autumn Park Apartments will consist of 16 one-bedroom units, 56 two-bedroom units and 32 three-bedroom units contained in 13 buildings. The complex will offer a pool, function room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning and a patio or porch.

Construction of Autumn Park Apartments began in April, 1999. The operating general partners anticipate that construction completion and occupancy will occur as follows:

 Number of Units    Completion           Number of Units    Rent-Up
-----------------   -----------------   -----------------   ----------------
        13          May, 2000                  10           April, 2000
        13          June, 2000                 10           May, 2000
        13          July, 2000                 10           June, 2000
        13          August, 2000               10           July, 2000
        13          September, 2000            10           August, 2000
        13          October, 2000              10           September, 2000
        13          November, 2000             10           October, 2000
        13          December, 2000             10           November, 2000
                                               10           December, 2000
                                               14           January, 2001

THE BRAZOSWOOD PARTNERSHIP
(Brazoswood Apartments)

Brazoswood Apartments is a 72-unit apartment complex for families which is to be constructed on the east side of the 500 block of Brazoswood Drive in Clute, Texas. Brazoswood Apartments will consist of 12 one-bedroom units, 36 two-bedroom units and 24 three-bedroom units contained in 19 buildings. The complex will offer a function room, pool, playground and central laundry facilities.

Individual units will contain a refrigerator, range with hood and fan, dishwasher, disposal, air conditioning and ceiling fans.

Construction of Brazoswood Apartments is anticipated to begin in June, 1999. The operating general partner anticipates that construction completion and occupancy will occur as follows:

 Number of Units    Completion       Number of Units    Rent-Up
-----------------   -------------   -----------------   ----------------
        18          March, 2000            18           April, 2000
        18          April, 2000             9           May, 2000
        18          May, 2000               9           June, 2000
        18          June, 2000              9           July, 2000
                                            9           August, 2000
                                            9           September, 2000
                                            9           October, 2000

THE COLUMBIA WOODS PARTNERSHIP
(Columbia Woods Townhomes)

Columbia Woods Townhomes is a 120-unit apartment complex for families which is to be constructed on Greison Trail in Newnan, Georgia. Columbia Woods Townhomes will consist of 18 one-bedroom units, 71 two-bedroom units and 31 three-bedroom units contained in 29 buildings. The complex will offer a pool, playground and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning and a patio or porch.

Construction of Columbia Woods Townhomes is anticipated to begin in May, 1999. The operating general partner anticipates that construction completion and occupancy will occur as follows:

 Number of Units    Completion        Number of Units    Rent-Up
-----------------   --------------   -----------------   ----------------
        20          March, 2000             12           April, 2000
        20          April, 2000             12           May, 2000
        20          May, 2000               12           June, 2000
        20          June, 2000              12           July, 2000
        20          July, 2000              12           August, 2000
        20          August, 2000            12           September, 2000
                                            12           October, 2000
                                            12           November, 2000
                                            12           December, 2000
                                            12           January, 2001

THE COUNTRY WALK PARTNERSHIP
(Country Walk Apartments)

Country Walk Apartments is a 68-unit apartment complex for families which is being constructed on North Rock Road in Mulvane, Kansas. Country Walk Apartments will consist of 24 one-bedroom units, 28 two-bedroom units and 16 three-bedroom units contained in 8 buildings. The complex will offer a playground and central laundry facilities.

Individual units will contain a refrigerator, range with exhaust fan, dishwasher, disposal, air conditioning and a patio or porch.

Construction of Country Walk Apartments began in February, 1999. The operating general partner anticipates that construction completion and occupancy will occur as follows:

 Number of Units    Completion           Number of Units    Rent-Up
-----------------   -----------------   -----------------   ----------------
        17          August, 1999               17           September, 1999
        17          September, 1999            17           October, 1999
        17          October, 1999              17           November, 1999
        17          November, 1999             17           December, 1999

THE CYPRESS POINT PARTNERSHIP
(Cypress Point Apartments)

Cypress Point Apartments is a 104-unit apartment complex for senior citizens which is to be constructed in Casa Grande, Arizona. Cypress Point Apartments will consist of 52 one-bedroom units and 52 two-bedroom units contained in 12 buildings. The complex will offer a function room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning and a patio or porch.

Construction of Cypress Point Apartments is anticipated to begin in June, 1999. The operating general partner anticipates that construction completion and occupancy will occur as follows:

 Number of Units    Completion        Number of Units    Rent-Up
-----------------   --------------   -----------------   ----------------
        25          May, 2000               15           June, 2000
        25          June, 2000              15           July, 2000
        25          July, 2000              15           August, 2000
        29          August, 2000            15           September, 2000
                                            15           October, 2000
                                            24           November, 2000

THE GARDEN GATES PARTNERSHIP
(Garden Gates Apartments)

Garden Gates Apartments is a 32-unit apartment complex for families which is being constructed on Farm to Market Road 1485 in New Caney, Texas. Garden Gates Apartments will consist of 10 one-bedroom units, 12 two-bedroom units and 10 three-bedroom units contained in 4 buildings. The complex will offer a function room, pool, playground and central laundry facilities.

Individual units will contain a refrigerator, range with fan, microwave, ceiling fans, dishwasher, disposal, air conditioning and a patio or porch.

Construction of Garden Gates Apartments began in March, 1999. The operating general partners anticipate that construction completion and occupancy will occur as follows:

 Number of Units    Completion          Number of Units    Rent-Up
-----------------   ----------------   -----------------   ---------------
        8           January, 2000             8            February, 2000
        8           February, 2000            8            March, 2000
        8           March, 2000               8            April, 2000
        8           April, 2000               8            May, 2000

THE HILLSIDE TERRACE PARTNERSHIP
(Hillside Terrace Apartments)

Hillside Terrace Apartments is a 64-unit apartment complex for families which is being constructed on Dutchess Turnpike between Pleasant View Road and Rochdale Road in Poughkeepsie, New York. Hillside Terrace Apartments will consist of 24 one-bedroom units, 35 two-bedroom units and 5 three-bedroom units contained in 8 buildings. The complex will offer a function room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal and a patio or porch.

Construction of Hillside Terrace Apartments began in March, 1999. The operating general partner anticipates that construction completion and occupancy will occur as follows:

 Number of Units    Completion       Number of Units    Rent-Up
-----------------   -------------   -----------------   ----------------
        16          April, 2000            4            May, 2000
        16          May, 2000              6            June, 2000
        16          June, 2000             6            July, 2000
        16          July, 2000             6            August, 2000
                                           6            September, 2000
                                           6            October, 2000
                                           6            November, 2000
                                           6            December, 2000
                                           6            January, 2001
                                           6            February, 2001
                                           6            March, 2001

THE RIVERWALK PARTNERSHIP
(Riverwalk Apartments)

Riverwalk Apartments is a 20-unit apartment complex for families which is being constructed on North Water at North 11 Street in Sheboygan, Wisconsin. Riverwalk Apartments will consist of 7 one-bedroom units and 13 two-bedroom units contained in 1 building. The complex will offer central laundry facilities.

Individual units will contain a refrigerator, range with fan, dishwasher, disposal and a patio or porch.

Construction of Riverwalk Apartments began in February, 1999. The operating general partner anticipates that construction completion and occupancy will occur as follows:

 Number of Units   Completion           Number of Units    Rent-Up
----------------   -----------------   -----------------   ---------------
        20         September, 1999            3            October, 1999
                                              4            November, 1999
                                              4            December, 1999
                                              4            January, 2000
                                              5            February, 2000

THE WASHINGTON COURTYARDS PARTNERSHIP
(Washington Courtyards Apartments)

Washington Courtyards Apartments is a 74-unit apartment complex for families which is to be constructed on Washington Avenue at Brashear in Houston, Texas. Washington Courtyards Apartments will consist of 12 one-bedroom units, 30 two-bedroom units and 32 three-bedroom units contained in 8 buildings. The complex will offer a function room, pool, fitness center, playground and central laundry facilities.

Individual units will contain a refrigerator, range with hood, microwave, dishwasher, disposal, air conditioning, ceiling fans and a patio or porch.

Construction of Washington Courtyards Apartments is anticipated to begin in July, 1999. The operating general partners anticipate that construction completion and occupancy will occur as follows:

 Number of Units    Completion           Number of Units    Rent-Up
-----------------   -----------------   -----------------   ---------------
        14          September, 2000            10           October, 2000
        20          October, 2000              10           November, 2000
        20          November, 2000             10           December, 2000
        20          December, 2000             10           January, 2001
                                               10           February, 2001
                                               10           March, 2001
                                               14           April, 2001

                                * * * * * * * *

                                   YEAR 2000

Boston Associates and its management have reviewed the potential computer problems that may arise from the century date change known as the "Year 2000" or "Y2K" problem. Boston Associates is currently taking the necessary precautions to minimize any disruptions in normal operations that may cause a materially adverse impact on Series 35's liquidity and financial condition. The majority of Boston Associates's systems are "Y2K" compliant, including its Accounting/Financial systems and database systems. For all remaining systems, Boston Associates has contacted the vendors to provide the necessary upgrades, replacements, and testing no later than year-end 1999. Boston Associates is committed to ensuring that the "Y2K" issue will have no impact on our investors. None of the costs incurred creating "Y2K" compliant systems will be paid by Series 35, but rather by affiliates of Boston Associates.

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